CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses of our reports dated February 8, 2005, relating to the financial statements and financial highlights appearing in the December 31, 2004 Annual Reports to
Shareholders of Vanguard 500 Index Fund, Vanguard Growth Index Fund, Vanguard Value Index Fund, Vanguard Large-Cap Index Fund, Vanguard Total Stock Market Index Fund, Vanguard Extended Market Index Fund, Vanguard Mid-Cap Index Fund, Vanguard Small-Cap Index Fund, Vanguard Small-Cap Growth Index Fund, Vanguard
Small-Cap Value index Fund, Vanguard Institutional Index Fund, Vanguard Institutional Total Stock Market Index Fund, and Vanguard Institutional Total Bond Market Index Fund, and the Statement of Additional Information of our reports dated February 8, 2005, relating to the financial statements and financial highlights appearing in the December 31, 2004 Annual Reports to
Shareholders of Vanguard 500 Index Fund, Vanguard Growth Index Fund, Vanguard Value Index Fund, Vanguard Large-Cap Index Fund, Vanguard Total Stock Market Index Fund, Vanguard Extended Market INdex Fund, Vanguard Mid-Cap Index Fund, Vanguard Small-Cap Index Fund, Vanguard Small-Cap Growth Index Fund, and Vanguard Small-Cap Value Index Fund, constituting parts of this Post-Effective Amendment No. 96 to the registration statement on Form N-1A (the "Registration Statement") which reports are also incorporated by reference into the
Registration Statement. We also consent to the references to us under the heading "Financial Statements" and "Service Providers-Independent Registered Public Accounting Firm" in the Statement of Additional Information.



PricewaterhouseCoopers LLP

Philadelphia, PA



April 19, 2005